Exhibit 3.69

CLINTON MILLER CHAIRMAN MARK C. CHRISTIE COMMISSIONER THEODORE V. MORRISON, JR. COMMISSIONER		JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197
	STATE CORPORATION COMMISSION Office of the Clerk	July 8, 2005

CT CORPORATION SYSTEM

REA CHILDS

4701 COX RD STE 301

GLEN ALLEN, VA 23060-6802

RE:                           Clinch Valley Endocrinology, LLC

ID:                              S159018 - 3

DCN:                 05-07-07-0644

Dear Customer:

This is your receipt for $100.00, to cover the fees for filing articles of organization for a limited liability company with this office.

This is also your receipt for $100.00 to cover the fee(s) for expedited service(s).

The effective date of the filing is July 8, 2005.

If you have any questions, please call (804) 371-9733 or toll-free in Virginia, 1-866-722-2551.

Sincerely,

/s/ Joel H. Peck
Joel H. Peck
Clerk of the Commission

DLLCRCPT

LLNCD

CIS0322

Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or (866) 722-2551 (toll-free in Virginia) www.scc.virginia.gov/division/clk

Telecommunications Device for the Deaf-TDD/Voice: (804) 371-9206

STATE CORPORATION COMMISSION

Richmond, July 8, 2005

This is to certify that the certificate of organization of

Clinch Valley Endocrinology, LLC

was this day issued and admitted to record in this office and that the said limited liability company is authorized to transact its business subject to all Virginia laws applicable to the company and its business. Effective date: July 8, 2005

State Corporation Commission
Attest:

/s/ Joel H. Peck
Clerk of the Commission

CIS0322

LLC-1011 (07/05)	COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.              The name of the limited liability company is

Clinch Valley Endocrinology, LLC.

(The name must contain the words “limited company” or “limited liability company” or the abbreviation “L.C.”, “LC”, “L.L.C.” or “LLC”)

2.              A. The name of the limited liability company’s initial registered agent is

C T Corporation System.

B. The registered agent is (mark appropriate box):

(1) an INDIVIDUAL who is a resident of Virginia and

☐ a member or manager of the limited liability company.

☐ a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐ an officer or director of a corporation that is a member or manager of the limited liability company.

☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐ a trustee of a trust that is a member or manager of the limited liability company.

☐ a member of the Virginia State Bar.

OR

(2) ☒ a domestic or foreign stock or nonstock corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.              The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301	Glen Allen, VA	23060 - 6802,
(number/street)	(city or town)	(zip)

which is physically located in the ☒ county or ☐ city of Henrico.

4.              The limited liability company’s principal office address, including the street and number, if any, is

One Park Plaza	Nashville	TN	37203.
(number/street)	(city or town)	(state)	(zip)

5.              Organizer:

/s/ Dora A. Blackwood	06/06/2005
(Signature)	(date)

Dora A. Blackwood
(printed name)	(telephone number (optional))

SEE INSTRUCTIONS ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JULY 8, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of

Clinch Valley Endocrinology, LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issued and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective July 8, 2005.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

DLLCACPT

CIS0322

05-07-07-0644

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, JUNE 24, 2013

The State Corporation Commission has found the accompanying articles submitted on behalf of

Clinch Valley Physicians Associates, LLC

(formerly known as Clinch Valley Endocrinology, LLC )

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective June 24, 2013.

STATE CORPORATION COMMISSION

By	/s/ James C. Dimitri

James C. Dimitri
Commissioner

13-06-21-1209

LLAACPT

CIS0368